NUMBER

REG 1437

INCORPORATED UNDER THE
LAWS OF THE STATE
OF DELAWARE

RENEWABLE ENERGY GROUP, INC.

SHARES

CUSIP 75972A 10 3

SEE REVERSE FOR CERTAIN DEFINITIONS
SEE RESTRICTIVE LEGENDS ON REVERSE

This certifies that

Specimen

is the record holder of

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $0.0001 PAR VALUE, OF

RENEWABLE ENERGY GROUP, INC.

transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

Secretary

President

COUNTERSIGNED AND REGISTERED:
MELLON INVESTOR SERVICES LLC
TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE